SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 26, 2004

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                                COST-U-LESS, INC.
             (Exact name of registrant as specified in its charter)

           WASHINGTON                     0-24543                91-1615590
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
 incorporation or organization)                              Identification No.)

                             8160 - 304th Avenue SE
                               Building 3, Suite A
                            Preston, Washington 98050

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (425) 222-5022

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Item 7.  Financial Statements and Exhibits.

   (c)   Exhibits.

      Exhibit No.    Description
      -------------  -----------------------------------------------------------

      99.1           Press release of Cost-U-Less, Inc. dated February 26, 2004

Item 12.  Results of Operations and Financial Condition

      The information in this Item 12 and the portion of the exhibit attached hereto relating to the Company's results of operation and financial condition shall not be deemed to be filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

      In its February 26, 2004, press release, the Company announced that it had generated net income of $568,000 for the fourth fiscal quarter of 2003, or $0.15 per fully diluted share outstanding, compared to net income of $196,000, or $0.05 per fully diluted share outstanding for the corresponding period last year. For the fiscal year 2003, the Company reported that it's net income increased to $1.4 million, or $0.38 per fully diluted share outstanding, compared to net income of $285,000, or $0.08 per fully diluted share outstanding, for fiscal year 2002.

      A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Cost-U-Less, Inc.


February 26, 2004                      By: /s/ J. Jeffrey Meder
                                           -------------------------------------
                                           J. Jeffrey Meder, President

                                  EXHIBIT INDEX


      Exhibit No.    Description
      -------------  -----------------------------------------------------------

      99.1           Press release of Cost-U-Less, Inc. dated February 26, 2004